UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 9, 2026
Date of Report (date of earliest event reported)
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Lineage, Inc.
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation)	001-42191 (Commission File Number)	82-1271188 (IRS Employer Identification No.)
46500 Humboldt Drive Novi, Michigan 48377
(Address of principal executive offices and zip code)
(800) 678-7271
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LINE	The Nasdaq Stock Market LLC
4.125% Senior Notes due 2031	LINE31	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07 - Submission of Matters to a Vote of Security Holders
On June 9, 2026, Lineage, Inc. (the “Company”) held its 2026 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders: (i) elected all ten director nominees to serve until the Company’s annual meeting of stockholders in 2027 and until their successors are duly elected and qualify; (ii) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2026; and (iii) approved, on an advisory basis, the compensation paid to the Company’s named executive officers (“say-on-pay”). The final voting results are below.
Proposal 1: Election of Directors

Nominee	For	Against	Abstain	Broker Non-Votes
Adam Forste	185,895,429	28,821,921	18,986	5,091,806
Kevin Marchetti	188,492,590	26,224,749	18,997	5,091,806
Greg Lehmkuhl	214,514,424	201,283	20,629	5,091,806
Shellye Archambeau	204,715,173	9,932,891	88,272	5,091,806
John Carrafiell	213,601,113	1,098,298	36,925	5,091,806
Joy Falotico	214,182,917	516,524	36,895	5,091,806
Luke Taylor	185,116,612	29,582,608	37,116	5,091,806
Michael Turner	213,314,613	1,385,858	35,865	5,091,806
Lynn Wentworth	213,983,252	716,551	36,533	5,091,806
James Wyper	214,408,304	290,818	37,214	5,091,806
Proposal 2: Ratification of Auditor

For	Against	Abstain	Broker Non-Votes
219,759,582	25,044	43,516	—
Proposal 3: Say-on-Pay

For	Against	Abstain	Broker Non-Votes
180,303,971	34,372,476	59,889	5,091,806

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage, Inc.
(Registrant)

June 12, 2026	/s/ Natalie Matsler
Date	(Signature)
Natalie Matsler
Chief Legal Officer & Corporate Secretary